UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 11, 2025

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
645 Hamilton Street
	Allentown,	PA	18101
	(610)	774-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01 Other Events

On August 8, 2025 and August 11, 2025, PPL Corporation ("PPL") entered into forward contracts to sell an aggregate of 27.4 million shares of its common stock at a blended initial forward price of approximately $35.90 per share with expected net proceeds (assuming physical settlement of such forward contracts) of approximately $984 million before any adjustments based on changes in daily interest rates, for certain stock loan fees as determined by the third-party agents, and reductions based on expected dividends. These forward contracts were executed through PPL's existing at-the-market ("ATM") program, established through an equity distribution agreement entered into in February 2025. These forward contracts, each for approximately $500 million, must be settled on or before December 30, 2026 and August 11, 2027, respectively.

These transactions are in addition to forward contracts of approximately $400 million of shares of PPL common stock entered into by PPL under the ATM program from inception through August 6, 2025, all of which must be settled on or before December 30, 2025. Since February 2025, PPL has entered into forward contracts under its ATM program for approximately $1.4 billion of shares of its common stock settling through August 2027, derisking a significant portion of the previously disclosed approximately $2.5 billion expected equity need through 2028.

PPL may elect, at its discretion, to physically settle, net share settle or net cash settle the forward contracts. The forward contracts under the ATM program are classified as equity transactions.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K, including statements about the beliefs, expectations, estimates, future plans and strategies of PPL Corporation, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from those described in the statements. These forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors that we believe are relevant. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. PPL Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

Dated:  August 12, 2025